FIXED INTEREST PROMISSORY NOTE

Effective Date: ____________________	U.S. $ ______________________

1.  FOR VALUE RECEIVED, Ando Holdings Limited., a Nevada corporation (“Company”), promises to pay to_____________ or its successors or assigns (“Investor”), $ ________________ (the “Purchase Price”), and any interest, fees, charges and penalties in accordance with the terms set forth herein. This Promissory Note (this “Note”) is issued and made effective as of _______________________ (the “Effective Date”). For purposes hereof, the “Outstanding Balance” (as defined below) means the Purchase Price (as defined below), as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees or charges (including without limitation late charges) incurred under the Note.

The Purchase Price shall be paid by Investor directly to the Company. Company agrees that the Note is fully paid for as of seventh (7th) calendar days prior to the Effective Date.

This Note shall have a maturity date, which shall be the date that is Twelve (12) months from the effective date for the Note (the “Maturity Date”). On the Maturity Date, the Outstanding Balance shall be due and payable.

2.  Interest. Company may repay this Note at any time on or before 90 days from the Maturity Date (the “Prepayment Date”) by wiring 100% of all outstanding principal and interest(s) to the Investor. Conversely, the Investor may redeem the note on or before the Prepayment Date, by accepting 90% of the partial or full outstanding principal and giving the Company not less than 30 days’ written notice stating the redemption amount and wiring information to the Company. During the written notice period, the Note still carries interest and the Company is obliged to pay the interest charge on monthly basis. If the partial redemption takes place, the interest charge will be accrued pursuant to the Outstanding Balance. The Note shall accrue an interest charge of 10.0%, per annum (equivalent to 0.8333%, per month) (the “Interest Charge”) from the Effective day, and the Interest Charge will be paid to the investor on the Seventh (7th) working days on a monthly basis. Company may not prepay any balance remaining following the Prepayment Date.

3.  Intentionally Omitted.

4.  Intentionally Omitted.

5.  Redemption on Notes.

a.Normal Redemption. The Investor shall, upon notice to the Company not less than thirty (30) days prior to the Maturity Date, redeem the Note at 100% of the principal amount equal to the purchase price thereof without premium. Failure to provide notice for redemption on above will be considered as the Investor agreeing to extend the Maturity Date for twelve (12) months. Once this Note is extended for 12 months after Maturity Date ("New Maturity Date"), the Section 5(b) is no longer valid for the renewal terms. The Investor may redeem the note at any time before the New Maturity Date, giving the Company not less than 30 days’ written notice stating the redemption amount and wiring information to the Company. During the written notice period, the Note still carries interest and the Company is obliged to pay the interest charge on monthly basis. Investor will receive 100% of the redemption amount and accrued interest when they redeem before the new Maturity Date.

b.Early Redemption. The Investor may redeem the note at any time before the Maturity Date, by accepting 90% partial or full outstanding principal and giving the Company not less than 30 days’ written notice stating the redemption amount and wiring information to the Company. During the written notice period, the Note still carries interest and the Company is obliged to pay the interest charge on monthly basis. If the partial redemption takes place, the interest charge will be accrued pursuant to the Outstanding Balance of the Note.

6.  Additional Investment. The minimum principal amount equal to the purchase price of each additional Note is $10,000.

7.  Default. The following are events of default under this Note: (i) Company shall fail to pay any principal under this Note, pursuant to the terms of this Note, on or before the Maturity Date; or (ii) Company shall fail to pay any interest or any other amount under this Note, pursuant to the terms of this Note, on or  before the Maturity Date; or (iii) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for ten (10) days or shall not be dismissed or discharged within thirty (30) days; or (iv) Company shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) Company shall make a general assignment for the benefit of creditors; or (vi) Company shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against Company; or (viii) Company shall fail to observe or perform any covenant, obligation, condition or agreement of Company contained herein, including without limitation all covenants to timely file all required quarterly and annual reports, and any other filings related to Rule 144; or (ix) any representation, warranty or other statement made or furnished by or on behalf of Company to Investor herein or in connection with the issuance of the Notes shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

8.  Remedies. Upon the occurrence of any event of default described in clauses (iii), (iv), (v), (vi) or (vii) of Section 7, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Investor. The “Mandatory Default Amount” means 100% multiplied by the applicable Outstanding Balance (the “Default Effect”), provided that the Default Effect may only be applied with respect to the first two (2) events of default that occur. Commencing five (5) days after the occurrence of any event of default, interest shall accrue on the Outstanding Balance of each Note at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, Investor need not provide, and Company hereby waives, any presentment, demand, protest or other notice of any kind, and Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Investor at any time prior to payment hereunder and Investor shall have all rights as a holder of the Note until such time, if any, as Investor receives full payment pursuant to this Section 8. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit Investor’s right to pursue any other remedies available to it at law or in equity.

9.  No Offset. Company acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Company not subject to offset, deduction or counterclaim of any kind. Company hereby waives any rights of offset it now has or may have hereafter against Investor, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of the Notes.

10.  Intentionally Omitted.

11.  Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to any Note, Investor has the right to have any such opinion provided by its counsel and Company agrees that it shall not unreasonably withhold acceptance of any such opinion. Investor acknowledges that Company requires an opinion of counsel independent of Company for all sales of its restricted common stock.

12.  In case of any discrepancy between the English version and the Chinese version, the English version shall prevail.

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IN WITNESS WHEREOF, Company has caused this Note to be duly executed as of the Effective Date set out above.

The Company

SIGNED by CHI KWONG LEO LAM	)
for and on behalf of ANDO HOLDINGS	)
LIMITED	)
)
whose signature(s) is/are verified by / in the	)
presence of:	)
)
Signature of witness: __________________	) ________________________________
Name of witness: _____________________	)

ACKNOWLEDGED, ACCEPTED AND
AGREED:

The Investor

SIGNED by: _________________________	)
)
whose signature(s) is/are verified by / in the	)
presence of:	)
)
Signature of witness: __________________	) ________________________________
Name of witness: _____________________	)